UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

125 South Wacker Drive, Suite 1500
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Third Amendment to Industrial Facility Lease

On October 8, 2020, FreightCar America, Inc. (the “Company”) and its wholly owned subsidiary, FreightCar Alabama, LLC (“FreightCar Alabama”), entered into the Third Amendment to Industrial Facility Lease (the “Lease Amendment”) with Teachers’ Retirement System of Alabama and the Employees’ Retirement System of Alabama as landlord (collectively, the “Landlord”), in connection with the Industrial Facility Lease, dated as of September 29, 2011, which was assigned to FreightCar Alabama on February 28, 2018 and amended by that certain Second Amendment to Industrial Facility Lease by and among FreightCar Alabama, the Landlord and the Company, as Guarantor, dated as of February 26, 2019 (as previously amended and assigned, the “Original Lease”), relating to the Company’s facility in Cherokee, Alabama (the “Facility”).

The Lease Amendment was entered into in connection with the upcoming closure of the Facility, which was previously disclosed in the Company’s Form 8-K filed on September 10, 2020. The Lease Amendment amends the Original Lease to shorten its term by amending the expiration date from December 31, 2026 to February 28, 2021, with a single one-month extension of the new February 28, 2021 expiration date at the option of FreightCar Alabama, and provides FreightCar Alabama with the option to store railcars and other rolling stock from the end of the term through June 30, 2021 at no additional rent or other costs.

In addition, the Landlord has agreed in the Lease Amendment to waive the base rent payable under the Original Lease for the months of October 2020 through February 2021. As consideration for the Landlord’s entry into the Lease Amendment and the aforementioned rent waiver, the Company and FreightCar Alabama agreed to sell and transfer certain Facility-related assets to the Landlord.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Siena Loan and Security Agreement

On October 8, 2020, the Company entered into a Loan and Security Agreement (the “Siena Loan Agreement”) by and among the Company, as guarantor, and certain of its subsidiaries, as borrowers (together with the Company, the “Loan Parties”), and Siena Lending Group LLC, as lender (“Siena”). Pursuant to the Siena Loan Agreement, Siena provided an asset backed credit facility, in the maximum aggregate principal amount of up to $20.0 million, consisting of revolving loans.

The Siena Loan Agreement replaced the Company’s prior revolving credit facility under the Credit and Security Agreement dated as of April 12, 2019, among the Company and certain of its subsidiaries, as borrowers and guarantors, and BMO Harris Bank N.A., as lender, as amended from time to time, which was terminated effective October 8, 2020 and otherwise would have matured on April 12, 2024.

The Siena Loan Agreement has a term ending on October 8, 2023. Revolving loans outstanding thereunder bear interest, subject to the provisions of the Siena Loan Agreement, at the Base Rate (as defined in the Siena Loan Agreement) plus 3.00% per annum.

The Siena Loan Agreement provides for a revolving credit facility with maximum availability of $20.0 million, subject to borrowing base requirements set forth in the Siena Loan Agreement, which generally limit availability under the revolving credit facility to (a) 85% of the value of eligible accounts and (b) up to the lesser of (i) 50% of the lower of cost or market value of eligible inventory and (ii) 85% of the net orderly liquidation value of eligible inventory, and as reduced by reserves established by Siena from time to time in accordance with the Siena Loan Agreement.

The Siena Loan Agreement contains affirmative and negative covenants, including, without limitation, limitations on future indebtedness, liens and investments. The Siena Loan Agreement also provides for customary events of default.

Pursuant to the terms and conditions set forth in the Siena Loan Agreement, each of the Loan Parties granted Siena a continuing lien upon certain assets of the Loan Parties to secure the obligations of the Loan Parties under the Siena Loan Agreement.

The foregoing description of the Siena Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Siena Loan Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

The disclosure set forth above in Item 1.01 under “Siena Loan and Security Agreement” is hereby incorporated by reference into this Item 1.02.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure set forth above in Item 1.01 under “Siena Loan and Security Agreement” is hereby incorporated by reference into this Item 2.03.

Item 2.06.	Material Impairments

On September 10, 2020, as described in the Company’s Form 8-K filed on September 10, 2020, the Company announced its plan to permanently close the Facility in order to reduce costs and align its manufacturing capacity with the current reality of the railcar market. The Company’s entry into the Lease Amendment aligns with its previously disclosed plan to cease production at the Facility by approximately the end of 2020, with full closure to be completed by the end of the first quarter of 2021.

As a result of the plan, as previously disclosed, the Company expects to incur pre-tax cash charges of between $6 and $8 million, which consist of employee-related costs and other cash shutdown costs. The Company anticipates that the majority of these costs will be incurred by the end of the first quarter of 2021. As described above in Item 1.01 of this Form 8-K, the Lease Amendment required no cash outlay by the Company or FreightCar Alabama. The Company expects annual fixed cost savings of approximately $20.0 million reflecting reduced rent, taxes and other fixed overhead.

At this time, the Company is unable to provide a good faith estimate of an amount or range of amounts of lease cancellation charges in addition to certain non-cash charges that it may incur in connection with the Facility closure. At such time as the Company is able to determine an estimate or range of estimates of any such charges, the Company will amend this Current Report on Form 8-K to report the estimate or range of estimates as required pursuant to Item 2.06 of Form 8-K.

The charges the Company expects to incur in connection with this plan are subject to a number of assumptions and risks, including risks associated with the COVID crisis, which cannot be predicted, and actual results may differ materially. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or in connection with, these actions.

Section 8 – Other Events

Item 8.01.	Other Events

On October 12, 2020, the Company issued a press release announcing the Company’s entry into the Lease Amendment and the Siena Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Third Amendment to Industrial Facility Lease, dated as of October 8, 2020, by and among Teachers’ Retirement System of Alabama, Employees’ Retirement System of Alabama, FreightCar Alabama, LLC and FreightCar America, Inc.*
Exhibit 10.2	Loan and Security Agreement, dated as of October 8, 2020, by and among the Company and certain of its subsidiaries and Siena Lending Group, LLC.
Exhibit 99.1	Press release of FreightCar America, Inc., dated October 12, 2020.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: October 12, 2020	By:	/s/ Christopher J. Eppel
		Name:	Christopher J. Eppel
		Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary